UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                          POINT ACQUISITION CORPORATION
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                              INFORMATION STATEMENT

                          Point Acquisition Corporation
                              211 West Wall Street
                              Midland, Texas 79701
                                 (432) 682-1761
                                 (432) 682-2560

     This information statement is circulated to advise the stockholders of Point Acquisition Corporation (the "Company") of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

The matters upon which action is being taken are:

     1. Amend the Company's Articles of Incorporation ( the "Amendment") to reverse split the currently issued and outstanding common stock (the "Common Stock") of the Company on a 50 shares for 1 share basis, with no stockholder being reversed to less than a round lot of 100 shares; and

     2. Approve the appointment of Timothy P. Halter as the sole officer and director of the Company effective upon the Closing of a certain stock purchase transaction between the Company and Mr. Halter.

     Stockholders holding shares representing 58.87% of the votes entitled to be cast at a meeting of the Company's stockholders, consented in writing to the proposed actions. The approval by the stockholders will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

     The Company's Board of Directors approved these actions on October 16, 2006 and recommended that the Company effect the reverse split of its currently issued and outstanding Common Stock and appoint Timothy P. Halter as sole officer and director effective upon the Closing of stock purchase transaction between the Company and Halter Financial Investments, L.P. ("HFI") an entity in which Mr. Halter is the controlling member. The anticipated effective date will be approximately 20 days after the mailing of this Information Statement to our stockholders.

     If the proposed actions were not adopted by written majority stockholder consent, it would have been necessary for these actions to be considered by the Company's stockholders at a Special Stockholder's Meeting convened for the specific purpose of approving the actions.

     The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada General Corporation Law, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to
Section 78.320 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to reverse split the Company's outstanding Common Stock. In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

     The date on which this Information Statement was first sent to the stockholders is on, or about November 15, 2006. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was November 13, 2006, (the "Record Date").

OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, there were 5,792,100 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to the stockholders.

     None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.
 No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the Record Date, the name and the number of voting shares of the Company, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 5,792,100 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                    Amount and Nature
 Title      Name and Address of      of Beneficial     Percentage    Percent of
of Class    Beneficial Owner (1)      Ownership         of Class   Voting Shares
--------    --------------------      ---------         --------   -------------
Common     Glenn A. Little (2)        3,410,000          58.87%        58.87%
           211 West wall Street
           Midland, Texas 79701

Common     Officers, Directors and    3,410,000          58.87%        58.87%
           Nominees as a Group:
           1 person
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1)   For  purposes of this table,  a  beneficial  owner is one who,  directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock (b) investment power with respect to the Common Stock which includes the power to dispose or direct the disposition of the Common Stock.
(2)  Sole Officer and Director of the Company

     Other than described below in the potential HFI stock purchase transaction, there are no contracts or other arrangements that could result in a change of control of the Company.

NO DISSENTER'S RIGHTS

     Under Nevada Law, any dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide stockholders with any such right.

PURPOSE AND EFFECT OF THE ACTIONS

REASONS FOR THE REVERSE SPLIT OF OUR COMMON STOCK

     Our board of directors believes that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities to acquire or merge with. Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because of lack of trading in our shares there can be no assurance that our Common Stock will trade at a multiple of 50 times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. Further, the fact that we have no revenue, and no assets and may greatly impact our stock price and the ability to liquidate your shares.

     In addition, our shares are subject to Rule 15g-1 through Rule 15g-9, of the Securities Exchange Act of 1934 which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.
 Consequently, so long as the Common Stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the Common Stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

Our stock is considered a penny stock. A penny stock is generally a stock that:

     -    is not listed on a national securities exchange or Nasdaq,
     -    is listed in "pink sheets" or on the NASD OTC Bulletin  Board,
     -    has a price per share of less than  $5.00 and
     -    is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -    determination of the purchaser's investment suitability
     -    delivery of certain information and disclosures to the purchaser, and
     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

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
Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. Because our Common Stock is subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and
     - the liquidity typically associated with other publicly traded equity securities may not exist.

     In conjunction with the reverse stock split, no holder shall have less than one round lot, 100 shares, after the reverse split.

              Shares Prior         Shares after
            to reverse Split       reverse split
            ----------------       -------------
                    30                  100
                   100                  100
                 1,000                  100
                 5,000                  100
                 5,001                  101
                10,000                  200

     Only stockholders of record as of the date of the Reverse Split shall be afforded this special treatment. The expected date of the Reverse Split is December 10, 2006.

     The possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the reverse split will result in a proportionate increase in the value of the shares.

     Any new shares issued in connection with the reverse split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. As a result of the 50 to 1 reverse stock split, with special treatment to preserve round lot stockholders, our largest stockholder Glenn A. Little, will own a substantially lesser percentage of the Corporation's voting securities. After the reverse split and the completion of the change in control transaction contemplated below he will beneficially control approximately 268,200 of corporation's voting securities, instead of 3,410,000. As such, Mr. Little will not be a majority stockholder and will not be in control of the Company.

     As part of the reverse stock split, the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

     Following the reverse split and the proposed new stock purchase described below, we will have issued and outstanding approximately 1,593,372 shares of common stock, which includes the treatment to preserve round lots.

POTENTIAL CHANGE IN CONTROL TRANSACTION

     The Company has entered into Subscription Agreements with HFI and Glenn A. Little respectively, for the sale to HFI of 1,270,400 restricted shares of common stock and to Mr. Little of 200,000 restricted shares common stock. Closing of the Subscription Agreements is contingent upon completion of the reverse split. Consummation of the transactions would place HFI in control of the Company.

     Upon closing of the Subscription Agreements, Mr. Little, the sole officer and director of the Company will appoint Mr. Halter as the sole officer and director. Upon completion of the Stock Purchases, HFI, an entity controlled by Mr. Halter, will control 1,270,400 of the approximately 1,593,372 shares to be outstanding after the reverse split, or approximately 79.73% of the Company's then issued and outstanding shares. Below is information on the business experience of Mr. Halter.

     Since 1995, Mr. Halter has been the president and the sole stockholder of Halter Financial Group, Inc., a Dallas, Texas based consulting firm specializing in the area of mergers, acquisitions and corporate finance. In September 2005, Mr. Halter and other minority partners formed HFI. HFI conducts no business operations. Mr. Halter currently serves as a director of DXP Enterprises, Inc., a public corporation (Nasdaq: DXPE), and is an officer and director of Nevstar Corporation, a Nevada corporation, Concept Ventures Corporation, a Nevada corporation, Robcor Properties, Inc., a Florida corporation, BTHC III, Inc., BTHC VI, Inc. and BTHC VII, Inc., each a Delaware corporation. Each of the afore-referenced companies is current in the filing of their periodic reports with the SEC. Except for DXP Enterprises, each of the afore-referenced companies for which Mr. Halter acts as an officer and director may be deemed shell corporations. Mr. Halter will devote as much of his time to our business affairs as may be necessary to implement our business plan.

BUSINESS OPPORTUNITIES

     The Company intends to seek, investigate, and if warranted, acquire an interest in a business opportunity. The Company is not restricting its search to any particular industry or geographical area. It may therefore engage in essentially any business in any industry. Management has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions and other factors.

     The selection of a business opportunity in which to participate is complex and extremely risky and will be made by management in the exercise of its business judgment. There is no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to our company and stockholders.

     Because we have no specific business plan or expertise, our activities are subject to several significant risks. In particular, any business acquisition or participation we pursue will likely be based on the decision of management without the consent, vote, or approval of our stockholders.

SOURCES OF OPPORTUNITIES

     We anticipate that business opportunities may arise from various sources, including officers and directors, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

     We will seek potential business opportunities from all known sources, but will rely principally on the personal contacts of our officers and directors as well as indirect associations between them and other business and professional people. Although we do not anticipate engaging professional firms specializing in business acquisitions or reorganizations, we may retain such firms if management deems it in our best interests.

CRITERIA

     We will not restrict our search to any particular business, industry or geographical location. We may acquire a business opportunity in any stage of development. This includes opportunities involving "start up" or new companies. In seeking a business venture, management will base their decisions on the business objective of seeking long-term capital appreciation in the real value of our Company. We will not be controlled by an attempt to take advantage of an anticipated or perceived appeal of a specific industry, management group, or product.

     In analyzing prospective business opportunities, management will consider the following factors:

     *    available technical, financial and managerial resources;
     *    working capital and other financial requirements;
     *    the history of operations, if any;
     *    prospects for the future;
     *    the nature of present and expected competition;
     * the quality and experience of management services which may be available and the depth of the management;
     *    the potential for further research, development or exploration;
     *    the potential for growth and expansion;
     *    the potential for profit; and

     * the perceived public recognition or acceptance of products, services, trade or service marks, name identification; and other relevant factors.

     Generally, our management will analyze all available factors and make a determination based upon a composite of available facts, without relying on any single factor.

     METHODS OF PARTICIPATION OF ACQUISITION

     Management will review specific businesses and then select the most suitable opportunities based on legal structure or method of participation. Such structures and methods may include, but are not limited to, leases, purchase and sale agreements, licenses, joint ventures, other contractual arrangements, and may involve a reorganization, merger or consolidation transaction. Management may act directly or indirectly through an interest in a partnership, corporation, or other form of organization.

     PROCEDURES

     As part of the our investigation of business opportunities, officers and directors may meet personally with management and key personnel of the firm sponsoring the business opportunity. We may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures.

     We will generally ask to be provided with written materials regarding the business opportunity. These materials may include the following:

     * descriptions of product, service and company history; management resumes;
     *    financial information;
     * available projections with related assumptions upon which they are based;
     *    an explanation of proprietary products and services;
     * evidence of existing patents, trademarks or service marks or rights thereto;
     *    present and proposed forms of compensation to management;
     * a description of transactions between the prospective entity and its affiliates;
     *    relevant analysis of risks and competitive conditions;
     *    a financial plan of operation and estimated capital requirements; and
     *    other information deemed relevant.

     Management believes that upon consummation of the proposed HFI transaction, that Mr. Halter will seek an appropriate business opportunity for the Company, although there are no current agreements or candidates identified for such opportunity.

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment. Your consent to the actions and Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                               By Order of the Board of Directors


                               /s/ Glenn A. Little
                               --------------------------------------
                               Glenn A. Little, President

November 14, 2006

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